EXHIBIT 23



                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K into First Commerce Corporation's previously filed Registration Statement File No. 2-97152 on Form S-8, Registration Statement File No. 33-925 on Form S-8, Registration Statement File No. 33-28002 on Form S-8 and Registration Statement File No. 33-50150 on Form S-8.




                                                     /s/ Arthur Andersen LLP

          New Orleans, Louisiana,                    ARTHUR ANDERSEN LLP
          March 20, 1995